As filed with the Securities and Exchange Commission on February 18, 1997. Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549


                                    FORM S-8
                          Registration Statement Under
                           the Securities Act of 1933



                                MEREDITH CORPORATION
               (Exact Name of Registrant as Specified in its Charter)

                      Iowa                             42-0410230
           (State or Other Jurisdiction of          (I.R.S. Employer
            Incorporation or Organization)          Identification No.)


                                  1716 Locust Street
                             Des Moines, Iowa 50309-3023
                       (Address of Principal Executive Offices)

                                MEREDITH CORPORATION
                             1996 STOCK INCENTIVE PLAN
                                       and the
                                MEREDITH CORPORATION
                               1993 STOCK OPTION PLAN
                             FOR NON-EMPLOYEE DIRECTORS
                              (Full Title of the Plans)


                                 Thomas L. Slaughter
                      Vice President-General Counsel and Secretary
                                Meredith Corporation
                                 1716 Locust Street
                                  Des Moines, Iowa
                        (Name and Address of Agent For Service)

                                  (515) 284-3000
             (Telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE

                                    Proposed    Proposed
       Title of                      Maximum     Maximum
      Securities       Amount       Offering    Aggregate       Amount of
       to be           to be         Price       Offering      Registration
      Registered     Registered*    Per Share**   Price**          Fee
-----------------------------------------------------------------------------

Common Stock, par  2,475,000 Shares  $49.8125  $123,285,937.50   $37,360
value $1

-----------------------------------------------------------------------------

 *An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plan become operative.

**Estimated solely for the purpose of calculating the registration fee in accordance with rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on February 11, 1997.



                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The previously filed Registration Statement, File No. 333-04033 on Form S-8 covering Common Stock offered pursuant to the 1993 Stock Option Plan for Non-Employee Directors is incorporated into this Registration Statement by reference. In addition, the following documents are incorporated by reference into this Registration Statement:


1. The Annual Report of Meredith Corporation (the "Company") on Form 10-K for the year ended June 30, 1996, which has heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").

2. The Company's quarterly reports on Form 10-Q for the quarterly periods ended September 30, 1996 and December 31, 1996, filed by the Company with the Commission pursuant to the 1934 Act.

3. The description of the Company's Common Stock is contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the 1934 Act.

       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

        Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

        The securities to be offered are registered under Section 12(b) of the 1934 Act.

Item 5.  Interest of Named Experts and Counsel.

        Not applicable.

Item 6.  Indemnification of Directors and Officers.

        Certain provisions of the Iowa Business Corporation Act provide that the Company may indemnify the directors and officers of the Company and affiliated companies against liabilities and expenses incurred by reason of the fact that such persons were serving in such capacities, subject to certain limitations and conditions set forth in the statute. Article Twelfth of the Bylaws of the Company provides that the Company shall indemnify its directors and officers to the fullest extent permitted by Iowa law.

        The Company maintains directors and officers liability insurance covering all directors and officers of the Company against claims arising out of the performance of their duties.

Item 7.  Exemption from Registration Claimed.

        Not applicable.

Item 8.  Exhibits.

        Reference is made to the Exhibit Index.

Item 9.  Undertakings.

        The registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the

Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                      SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on the 18th day of February, 1997.

                                  MEREDITH CORPORATION


                                  By:         /s/ William T. Kerr
                                      -------------------------------------
                                                William T. Kerr
                                      President and Chief Executive Officer



                                POWER OF ATTORNEY

        We, the undersigned officers and directors of Meredith Corporation, hereby severally constitute William T. Kerr and Thomas L. Slaughter, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable Meredith Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 18th day of February, 1997.

        Signature                                       Title
--------------------------                ------------------------------------

     /s/ Jack D. Rehm
--------------------------                Chairman and Director
       Jack D. Rehm


     /s/ William T. Kerr                  President, Chief Executive Officer
--------------------------                and Director (principal executive
      William T. Kerr                       officer)


  /s/ Larry D. Hartsook                   Vice President-Finance
--------------------------                (principal accounting and financial
    Larry D. Hartsook                       officer)


  /s/ E. T. Meredith III                  Chairman of the Executive Committee
--------------------------                and Director
    E. T. Meredith III


    /s/ Herbert M. Baum                   Director
--------------------------
      Herbert M. Baum


   /s/ Robert A. Burnett                  Director
--------------------------
     Robert A. Burnett


   /s/ Pierson M. Grieve                  Director
--------------------------
     Pierson M. Grieve


  /s/ Frederick B. Henry                  Director
--------------------------
     Frederick B. Henry

        Signature                                        Title
--------------------------                ------------------------------------

    /s/ Joel W. Johnson                   Director
--------------------------
      Joel W. Johnson


    /s/ Robert E. Lee                     Director
--------------------------
      Robert E. Lee


   /s/ Richard S. Levitt                  Director
--------------------------
     Richard S. Levitt


  /s/ Nicholas L. Reding                  Director
--------------------------
     Nicholas L. Reding


  /s/ Barbara S. Uehling                  Director
--------------------------
    Barbara S. Uehling




















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





                                    EXHIBIT INDEX



Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by Registrant with the Securities and Exchange Commission, as indicated. All other documents listed are filed with this Registration Statement.


Exhibit Number                                 Description
--------------               -----------------------------------------------

      4.1* Restated Articles of Incorporation of Registrant (Exhibit 3.1 to Registrant's Form 10-Q for the third quarter ended March 31,
                             1996).

      4.2* Restated Bylaws of Registrant, as amended (Exhibit 3 to Registrant's Form 10-Q for the second quarter ended December 31, 1996).

      5                      Opinion (including consent) of McDermott, Will
                             & Emery

     23                      Consent of KPMG Peat Marwick LLP